Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of Gigamon Inc. of our report dated March 25, 2013, except for the effects of the reverse stock split described in Note 13, as to which the date is May 20, 2013, relating to the consolidated financial statements of Gigamon LLC, which appears in Gigamon Inc.’s Amendment No. 6 to the Registration Statement (Form S-1 No. 333-182662) filed on June 7, 2013.

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 11, 2013